Exhibit 99

TI reports second quarter 2020 financial results and shareholder returns
Conference call on TI website at 3:30 p.m. Central time today
www.ti.com/ir
DALLAS (July 21, 2020) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported second quarter revenue of $3.24 billion, net income of $1.38 billion and earnings per share of $1.48. Earnings per share include a 33-cent benefit for items that were not in the company's original guidance.
Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:
•“Revenue decreased 12% from the same quarter a year ago, driven primarily by weakness in the automotive market.
•“In our core businesses, Analog revenue declined 4% and Embedded Processing declined 31% from the same quarter a year ago. Analog and Embedded Processing both had positive sequential growth in the second quarter excluding the automotive market.
•“Our cash flow from operations of $6.3 billion for the trailing 12 months again underscored the strength of our business model. Free cash flow for the same period was $5.7 billion and 42% of revenue. This reflects the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter Analog production.
•“We have returned $6.7 billion to owners in the past 12 months through stock repurchases and dividends. Over the same period, our dividends represented 56% of free cash flow, underscoring their sustainability. Together, our stock repurchases and dividends reflect our continued commitment to return all free cash flow to our owners.
•"TI’s third quarter outlook is for revenue in the range of $3.26 billion to $3.54 billion, and earnings per share between $1.14 and $1.34.”

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.
Earnings summary
Amounts are in millions of dollars, except per-share amounts.

	Q2 2020	Q2 2019	Change
Revenue	$3,239	$3,668	(12)%
Operating profit	$1,228	$1,506	(18)%
Net income	$1,380	$1,305	6%
Earnings per share	$1.48	$1.36	9%
Cash generation
Amounts are in millions of dollars.

		Trailing 12 Months
	Q2 2020	Q2 2020	Q2 2019	Change
Cash flow from operations	$1,720	$6,317	$7,154	(12)%
Capital expenditures	$130	$603	$1,228	(51)%
Free cash flow	$1,590	$5,714	$5,926	(4)%
Free cash flow % of revenue		41.7%	38.9%
Cash return
Amounts are in millions of dollars.

		Trailing 12 Months
	Q2 2020	Q2 2020	Q2 2019	Change
Dividends paid	$823	$3,226	$2,784	16%
Stock repurchases	$882	$3,468	$5,224	(34)%
Total cash returned	$1,705	$6,694	$8,008	(16)%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Income
(Millions of dollars, except share and per-share amounts)

	For Three Months Ended June 30,
	2020	2019
Revenue	$3,239	$3,668
Cost of revenue (COR)	1,157	1,308
Gross profit	2,082	2,360
Research and development (R&D)	379	390
Selling, general and administrative (SG&A)	401	420
Acquisition charges	50	80
Restructuring charges/other	24	(36)
Operating profit	1,228	1,506
Other income (expense), net (OI&E)	99	52
Interest and debt expense	48	44
Income before income taxes	1,279	1,514
Provision for income taxes	(101)	209
Net income	$1,380	$1,305

Diluted earnings per common share	$1.48	$1.36

Average shares outstanding (millions):
Basic	916	937
Diluted	927	953

Cash dividends declared per common share	$.90	$.77

Supplemental Information
(Quarterly, except as noted)

Provision for income taxes is based on the following:

Operating taxes (calculated using the estimated annual effective tax rate)	$164	$238
Discrete tax items	(265)	(29)
Provision for income taxes (effective taxes)	$(101)	$209

Annual operating tax rate	13%	16%
Effective tax rate	(8)%	14%

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:

Net income	$1,380	$1,305
Income allocated to RSUs	(7)	(8)
Income allocated to common stock for diluted EPS	$1,373	$1,297

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(Millions of dollars, except share amounts)

	June 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$4,294	$3,813
Short-term investments	666	405
Accounts receivable, net of allowances of ($9) and ($15)	1,176	1,419
Raw materials	182	176
Work in process	977	958
Finished goods	977	945
Inventories	2,136	2,079
Prepaid expenses and other current assets	216	240
Total current assets	8,488	7,956
Property, plant and equipment at cost	5,741	5,706
Accumulated depreciation	(2,540)	(2,341)
Property, plant and equipment	3,201	3,365
Long-term investments	36	300
Goodwill	4,362	4,362
Acquisition-related intangibles	240	469
Deferred tax assets	236	261
Capitalized software licenses	141	88
Overfunded retirement plans	223	104
Other long-term assets	518	479
Total assets	$17,445	$17,384

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$551	$1,249
Accounts payable	409	412
Accrued compensation	505	476
Income taxes payable	179	87
Accrued expenses and other liabilities	519	422
Total current liabilities	2,163	2,646
Long-term debt	6,245	4,558
Underfunded retirement plans	99	121
Deferred tax liabilities	60	49
Other long-term liabilities	1,234	1,524
Total liabilities	9,801	8,898
Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares
Participating cumulative preferred – None issued	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares
Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	2,182	2,003
Retained earnings	40,780	38,974
Treasury common stock at cost
Shares: June 30, 2020 – 825,225,307; June 30, 2019 – 806,251,136	(36,725)	(33,775)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(334)	(457)
Total stockholders’ equity	7,644	8,486
Total liabilities and stockholders’ equity	$17,445	$17,384

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Millions of dollars)

	For Three Months Ended
	June 30,
	2020	2019
Cash flows from operating activities
Net income	$1,380	$1,305
Adjustments to net income:
Depreciation	184	173
Amortization of acquisition-related intangibles	50	80
Amortization of capitalized software	15	14
Stock compensation	69	67
Gains on sales of assets	(1)	(21)
Deferred taxes	(30)	31
Increase (decrease) from changes in:
Accounts receivable	140	21
Inventories	(133)	52
Prepaid expenses and other current assets	63	18
Accounts payable and accrued expenses	73	(26)
Accrued compensation	148	129
Income taxes payable	(255)	(13)
Changes in funded status of retirement plans	(10)	2
Other	27	(36)
Cash flows from operating activities	1,720	1,796

Cash flows from investing activities
Capital expenditures	(130)	(284)
Proceeds from asset sales	1	28
Purchases of short-term investments	(249)	(239)
Proceeds from short-term investments	1,810	200
Other	5	37
Cash flows from investing activities	1,437	(258)

Cash flows from financing activities
Proceeds from issuance of long-term debt	749	—
Repayment of debt	(500)	—
Dividends paid	(823)	(722)
Stock repurchases	(882)	(863)
Proceeds from common stock transactions	87	146
Other	(12)	(6)
Cash flows from financing activities	(1,381)	(1,445)

Net change in cash and cash equivalents	1,776	93
Cash and cash equivalents at beginning of period	2,518	3,720
Cash and cash equivalents at end of period	$4,294	$3,813

Segment results
Amounts are in millions of dollars.

	Q2 2020	Q2 2019	Change
Analog:
Revenue	$2,434	$2,534	(4)%
Operating profit	$1,053	$1,108	(5)%
Embedded Processing:
Revenue	$546	$790	(31)%
Operating profit	$125	$265	(53)%
Other:
Revenue	$259	$344	(25)%
Operating profit*	$50	$133	(62)%
* Includes acquisition charges and restructuring charges/other.
Compared with the year-ago quarter:
Analog: (includes Power, Signal Chain and High Volume)
•Revenue decreased in High Volume and Power, while Signal Chain was about even.
•Operating profit decreased due to lower revenue and associated gross profit.
Embedded Processing: (includes Connected Microcontrollers and Processors)
•Revenue decreased in both product lines.
•Operating profit decreased due to lower revenue and associated gross profit.
Other: (includes DLP® products, calculators and custom ASIC products)
•Revenue decreased $85 million, and operating profit decreased $83 million.

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.
Amounts are in millions of dollars.

	For 12 Months Ended
	June 30,
	2020	2019	Change
Cash flow from operations (GAAP)	$6,317	$7,154	(12)%
Capital expenditures	(603)	(1,228)
Free cash flow (non-GAAP)	$5,714	$5,926	(4)%

Revenue	$13,689	$15,240

Cash flow from operations as a percentage of revenue (GAAP)	46.1%	46.9%
Free cash flow as a percentage of revenue (non-GAAP)	41.7%	38.9%
This release also includes references to an annual operating tax rate, a non-GAAP term we use to describe the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term annual operating tax rate helps differentiate from the effective tax rate, which includes discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•The duration and scope of the COVID-19 pandemic, government and other third-party responses to it and the consequences for the global economy, including to our business and the businesses of our suppliers, customers and distributors;
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Our ability to compete in products and prices in an intensely competitive industry;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers or suppliers;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, and our timely implementation of new manufacturing technologies and installation of manufacturing equipment;
•Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Product liability, warranty or other claims relating to our products, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business, or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•A loss suffered by one of our customers or distributors with respect to TI-consigned inventory;
•Financial difficulties of our distributors or their promotion of competing product lines to our detriment; or disputes with significant distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of distributor and other customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets;
•Increases in health care and pension benefit costs;
•Our ability to recruit and retain skilled personnel, and effectively manage key employee succession; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Part II Item 1A of TI’s most recent Form 10-Q. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures, tests and sells analog and embedded processing chips for markets such as industrial, automotive, personal electronics, communications equipment and enterprise systems. Our passion to create a better world by making electronics more affordable through semiconductors is alive today, as each generation of innovation builds upon the last to make our technology smaller, more efficient, more reliable and more affordable – making it possible for semiconductors to go into electronics everywhere. We think of this as Engineering Progress. It's what we do and have been doing for decades. Learn more at TI.com.

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